UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the
Securities Exchange Act of 1934

January 22, 2003
Date of Report (Date of earliest event reported)

CYBERGUARD CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number: 0-24544

Florida (State or Other Jurisdiction of Incorporation)	65-0510339 (I.R.S. Employer Identification No.)

2000 West Commercial Boulevard, Suite 200, Fort Lauderdale, Florida (Address of principal executive offices)	33309 (Zip Code)

(954) 958-3900
(Registrant’s telephone number, including area code)

Item 5. Other Events

On January 22, 2003, CyberGuard Corporation (“Company”) entered into an Asset Purchase Agreement with NetOctave, Inc., pursuant to which the Company agreed to acquire certain assets of NetOctave, Inc. for approximately $1.5 million in cash and stock.

The transaction is expected to close on or before March 31, 2003, subject to all conditions precedent being met, including without limitation, customary closing conditions and the absence of a material adverse change.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c)  Exhibits.

Exhibit No.	Descriptions

99.1	Press Release dated January 23, 2003

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned, thereunto duly authorized.

CYBERGUARD CORPORATION

By: /s/ SCOTT J. HAMMACK

Scott J. Hammack Chief Executive Officer
Date: January 27, 2003

3